UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2016, InfuSystem Holdings, Inc. (the “Company”), and its direct and indirect subsidiaries, entered into a First Amendment to Credit Agreement and Waiver (the “First Amendment”) with JPMorgan Chase Bank, N.A., as lender (the “Lender”), which amends the Credit Agreement among the Company, its direct and indirect subsidiaries, and the Lender, entered into on March 23, 2015 (the “Credit Agreement”). All capitalized terms used herein are defined in either the First Amendment or the Credit Agreement.

The First Amendment amends the Credit Agreement to, among other things:

(i)	waive the Event of Default that results from the failure to timely deliver the unaudited financial statements for the fiscal quarter ended September 30, 2016;

(ii)	waive the Event of Default that results from a breach of the Fixed Charge Coverage covenant as of March 31, 2016;

(iii)	waive the Event of Default that results from the unintentional misrepresentations made prior to the date of the First Amendment in connection with the certification as to the accuracy of the financial statements;

(iv)	restructure the credit facility to effectively consolidate Term Loan A and Term Loan B into a single Term Loan resulting in a new total drawn amount of $32 million under the Term Loan with the approximately $5 million excess over the current aggregate drawn amounts under Term Loan A and Term Loan B to be available to reduce the Company’s drawings under the revolving credit line;

(v)	set the maturity of the new Term Loan described in item (iv) and the revolving credit line to five (5) years from the effective date of the First Amendment;

(vi)	set the quarterly mandatory principal payment due on the Term Loan to $1.3 million due on the last business day of each fiscal quarter with any remaining unpaid and outstanding amount due at maturity;

(vii)	amend the deadline for delivery of consolidated financial statements to allow for the delivery of such statements for the quarter ended September 30, 2016 by December 16, 2016;

(viii)	amend the deadline for delivery of the Company’s annual financial plan and forecast to thirty (30) days after the end of each fiscal year;

(ix)	amend the Leverage Ratio covenant to provide for the following schedule of maximum permitted ratios: (i) 3.0 to 1.0 at any time on or after the effective date but prior to December 31, 2015, (ii) 2.75 to 1.0 at any time on or after December 31, 2015 but prior to March 31, 2017, (iii) 2.50 to 1.0 at any time on or after March 31, 2017 but prior to March 31, 2018 or (iv) 2.25 to 1.00 at any time on or after March 31, 2018; and

(x)	amend the definition of EBITDA to provide for the exclusion of certain one-time expenses directly related to the restatement of the Company’s financial statements.

As a result of the waivers of Events of Default contained within the First Amendment, the Company is in compliance with all such covenants as of the date of this report.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, which is filed herewith, as well as the complete text of the Credit Agreement, which was filed with the Securities and Exchange Commission on May 12, 2015 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of the Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	First Amendment to Credit Agreement and Waiver, dated as of December 5, 2016, among InfuSystem Holdings, Inc., and its direct and indirect subsidiaries, with JPMorgan Chase Bank, N.A., as Lender

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Sean W. Schembri
Sean W. Schembri
Executive Vice President, General Counsel
and Corporate Secretary

Dated: December 9, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Credit Agreement and Waiver, dated as of December 5, 2016, among InfuSystem Holdings, Inc., and its direct and indirect subsidiaries, with JPMorgan Chase Bank, N.A., as Lender